UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2006

NEKTAR THERAPEUTICS

(Exact name of Registrant as specified in its charter)

Delaware	0-24006	94-3134940
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, California 94070

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (650) 631-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

We are filing this amendment to our Form 8-K originally filed with the Securities and Exchange Commission on January 19, 2006, for the purpose of updating Item 1.01 in connection with the Item 5.02(b) report that Mr. Ajay Bansal had resigned from the position of Chief Financial Officer and Vice President, Finance and Administration and adding related disclosure under Item 1.02. All items of our report not amended shall remain unchanged. Accordingly, this Form 8-K/A should be read in conjunction with our Form 8-K originally filed on January 19, 2006, with the Securities and Exchange Commission.

Item 1.01 Entry into a Material Definitive Agreement.

(1)	Reference is made to Item 5.02 for information on the terms and conditions of an offer letter, executed on January 10, 2006, by Nektar Therapeutics (“Nektar”) and Mr. Louis Drapeau.

(2)	On March 6, 2006, we entered into a Transition Agreement with Ajay Bansal, our former Senior Vice President of Finance and Chief Financial Officer. Pursuant to the terms of the agreement, Mr. Bansal will resign as an employee of the Company no later than June 15, 2006. During the period of his continued employment, he will continue to be paid his base salary and be eligible to participate in the Company’s variable compensation program. Following the termination of his employment, we will provide Mr. Bansal with the following severance payments: (i) an initial payment of $50,000 to be made shortly following the termination of his employment; and (ii) monthly payments of $30,287.33 beginning the month following the initial payment and continuing for 12 months in the aggregate. In addition, we will pay for Mr. Bansal’s health, life and disability insurance premiums for one year following the termination of his employment unless he becomes eligible for coverage with another employer. The vesting of Mr. Bansal’s outstanding stock options and restricted stock units will be accelerated such that the amount of these awards that would have vested in the 14 months following the termination of Mr. Bansal’s employment shall become fully vested. Mr. Bansal shall be permitted to exercise his outstanding stock awards any time prior to December 31, 2006.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with Mr. Bansal’s Transition Agreement described in Item 1.01 above, the following agreements between the Company and Mr. Bansal are terminated: (i) Letter Agreement, dated January 28, 2003; (ii) Employee Relocation Repayment Agreement, dated April 2, 2003; and (iii) Addendum to the Offer of Employment, dated April 3, 2003.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1*	Offer letter, executed on January 10, 2006, by Nektar Therapeutics and Mr. Louis Drapeau.*
10.2	Transition Letter Agreement, effective as of March 6, 2006, by Nektar Therapeutics and Ajay Bansal.
99.1*	Press Release titled “Nektar Therapeutics Appoints New Chief Financial Officer.”

Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Exhibit 99.1 to this report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by Nektar Therapeutics, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

*	Previously filed in our Form 8-K filed with the Securities and Exchange Commission on January 19, 2006.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Nevan C. Elam
Nevan C. Elam
Senior Vice President Corporate Operations and General Counsel

Date:	March 8, 2006